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                                  Exhibit 10(e)

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                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Option") is entered into as of the 16th day of May, 2002 ("Option Date") by and between FIRST SOUTHERN BANCSHARES, INC., a Delaware corporation, (the "Company") and BILLY JACK JOHNSON, JR. (the "Optionee").

                                  INTRODUCTION

         The Company adopted the 1996 Stock Option Plan (as amended and in effect on the date hereof, the "Plan"), in order to attract, retain and motivate its Employees and key personnel, providing them with an opportunity to purchase Common Stock of the Company so as to give them a proprietary interest in the Company. The Company's Board of Directors voted to grant Optionee an incentive stock option pursuant to the Plan upon the terms and conditions hereinafter set forth.

        1. Option Grant. The Company hereby grants to the Optionee the Option to purchase from the Company twenty-five thousand (25,000) shares of Common Stock of the Company at a purchase price of $2.00 share (the "Option Price"), which is the fair market value of the Common Stock on the da~e of grant, pursuant to the Plan.

        2. Term. The Option is exercisable (a) up to twenty five percent (25%) of this stock grant after May 1, 2003; (b) up to fifty percent (50%) of this stock grant after May 1, 2004; (c) up to seventy-five percent (75%) of this stock grant after May l, 2005; (d) up to one hundred percent (100%) of this stock grant after May 1, 2006; and (e) in any event prior to May 1, 2009, at which time this Option, if still in force, shall terminate.

        3. Other Conditions and Limitations.

        (a) The Option is granted on the condition that the purchase of Common Stock hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Common Stock subject to the Option is registered under the 1933 Act or if in the opinion of counsel for the Company such Stock may be resold without registration. At the time of the exercise of the Option or any installment thereof, the Optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the sale of the Shares under applicable securities laws.

        (b) The Company will furnish upon request of the Optionee copies of the Certificate of Incorporation of the Company, as amended, and By-Laws of the Company and such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Optionee in connection with the exercise of the Option.

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        (c) The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee by the Optionee only. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be null and void and without effect.

        (d) The Option may not be exercised while there is outstanding any incentive stock option that was granted to the Optionee before the granting of the Option and that permits the Optionee to purchase any stock of the Company.

        4. Exercise of Option. The Option shall be exercisable only by delivery of a written notice by the Optionee in person or by United States Registered or Certified Mail, Return Receipt Requested, to the Company at its principal office. Payment for the Shares shall be tendered in full with the notice and shall be made either (a) in cash, (b) by check, (c) if permitted by the Board of Directors, by delivery and assignment to the Company of shares of Company Stock having a fair market value on the date of exercise as determined by the Board of Directors of the Company equal to the exercise price, or (d) by a combination of
(a), (b), and (c).

         5. Stock Dividends; Stock Splits; Stock Combinations; Recapitalization. The number, kind and Option Price of the shares covered by this Option shall be automatically appropriately adjusted to give effect to any stock dividends, stock splits, stock combinations, recapitalization and other similar changes in the capital structure of the Company after the grant of the Option.

         6. Merger; Sale of Assets; Dissolution. In the event of a merger or similar reorganization as to which the Company is the surviving corporation, the number, kind and Option price of the shares then subject to the Option may be adjusted as determined by the Board of Directors. In order to permit the Optionee acquiring shares upon exercise of an Option to participate, as a shareholder of the Company, (a) in a merger in which the Company does not survive, a sale of substantially all of the assets of the Company, or a sale of at least a majority of the issued and outstanding capital Stock of the Company, with or to any persons) or entity(ies) not controlling, controlled by or under common control with the Company, or (b) in a liquidation of the Company, the Company will use its best efforts to give advance notice of any such event to Optionee.

         7. Termination of Option. In the event that the Optionee ceases for any reason to be an Employee of the Company at any time prior to exercise of the Option in full, the Option shall terminate in accordance with the following provisions:

        (a) If the Optionee's Employment shall have been terminated because of Optionee's disability within the meaning of Section 22(e)(3) of the Code or Optionee's death, the Optionee, or his estate or personal representative may at any time within a period of six months after such termination of employment, exercise the Option to the

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    extent that the Option was exercisable on the date of termination of the
    Optionee's Employment; and

        (b) If the Optionee's Employment shall have been terminated for any reason other than such disability or death, the Optionee may at any time within a period of three months after such termination of Employment exercise the Option to the extent it was exercisable on the date of termination of the Optionee's Employment; provided however, that the Option may not be exercised to any extent by anyone after the date of expiration of the Option as described in Paragraph 2.

        8. Notice of Disposition of Shares. The Optionee hereby agrees to notify the Company within seven (7) days if the Optionee disposes of any shares of Common Stock acquired on the exercise of the Option within one year after the exercise of the Option.

        9. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to the shares subject to the Option until the exercise of the Option and the issuance of a stock certificate. No certificates for Shares which are not eligible for receipt pursuant to the provisions of Paragraph 2 will be issued.

        10. Miscellaneous. Nothing herein contained shall impose any obligation on the Company or the Optionee with respect to the Optionee's continued relationship with the Company or upon the Optionee to exercise the Option. The Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the Option or sale or other disposition of the Shares covered by the Option. The Company in its discretion may cause to be made, as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

        11. Relationship to Plan. The Option has been granted pursuant to the Plan, as amended and in effect on the date hereof, and is in all respects subject to its terms, conditions and definitions. The Optionee hereby accepts the Option subject to all of the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board of Directors shall be final, binding and conclusive upon the Optionee, his heirs and his legal representatives.

        12. Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the State of Delaware.

        13. Legends; Stop Transfer. The following legends shall appear on each Certificate issued pursuant to this Agreement:

         THE SHARE OR SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK OPTION AGREEMENT PURSUANT TO WHICH THIS CERTIFICATE HAS BEEN ISSUED, A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE COMPANY

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         AND WILL BE FURNISHED BY THE COMPANY UPON REQUEST WITHOUT CHARGE.

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION UNDER SUCH ACT.

To ensure compliance with the terms of this Agreement, the Company may issue to its Transfer Agent appropriate stop transfer instructions with respect to the Shares purchased by the Optionee pursuant to this Option.

        14. Certain Definitions. The following terms when used in this Option have the following meanings, unless otherwise expressly indicated:

        (a) "Board of Directors" means the Board of Directors of the Company or a committee thereof which has been delegated authority to take action for the Board with respect to this Option.

        (b) "Code" means the Internal Revenue Code of 1986, as amended.

        (c) "Common Stock" means the $.01 par value Common Stock of the Company.

        (d) "Employee" means a full-time employee of the Company as determined under ss. 3401(c) of the Code and the regulations thereunder.

        (e) "Employment" means the continued relationship of an Employee with the Company, it being agreed that the cessation of services by such Employee for a period of more than twelve (12) successive months shall be deemed a termination of Employment for purposes of this Option.

        (f) "1933 Act" means the Securities Act of 1933, as amended.

        (g) "Plan" means the Company's 1996 Stock Option Plan, as amended and in effect on the date hereof.

        (h) "Shares" shall mean those shares of Company Common Stock that are purchased by the Optionee pursuant to this Option.

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         IN WITNESS WHEREOF, the Company and the Optionee have executed this
Agreement in duplicate as of the 16th day of May, 2002.

                                        COMPANY:

                                        FIRST SOUTHERN BANCSHARES, INC.

                                        By: /s/ J. Acker Rogers
                                            --------------------------------

                                        Title: Chairman of the Board



                                        OPTIONEE:

                                        /s/ Billy Jack Johnson, Jr.
                                        -----------------------------------
                                        BILLY JACK JOHNSON, JR.